Exhibit 99.1

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following summary unaudited pro forma condensed combined financial information (the “Summary Pro Forma Information”) presents the combination of the financial information of JATT and Zura after giving effect to the transactions contemplated by the Business Combination Agreement, including the Business Combination, and related adjustments further described in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

Selected Unaudited Pro Forma Condensed Combined Statement of Operations – Nine Months Ended September 30, 2022	Pro Forma Combined (in thousands, except share and per share data)
Total expenses	$11,842
Operating loss	(11,842)
Net loss	$(9,924)
Basic and diluted net loss per share	$(0.34)
Basic and diluted weighted average shares outstanding	29,037,831
Selected Unaudited Pro Forma Condensed Combined
Statement of Operations – Period Ended March 31, 2022
Total expenses	$28,628
Operating loss	(28,628)
Net loss attributable to common shareholders	$(33,818)
Basic and diluted net loss per share	$(1.16)
Basic and diluted weighted average shares outstanding	29,037,831
Selected Unaudited Pro Forma Condensed Combined
Balance Sheet Data as of September 30, 2022
Total assets	$46,429
Total liabilities	$2,575
Temporary equity	$22,500
Total shareholders’ equity	$21,354

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

. As used in this unaudited pro forma condensed combined financial information, “Zura” refers to Zura Bio Limited, a company incorporated under the laws of England and Wales, and “JATT” refers to JATT Acquisition Corp prior to the Business Combination.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and presents the combination of the historical financial information of JATT and Zura, adjusted to give effect to the Business Combination and the other events contemplated by the Business Combination Agreement. Unless otherwise indicated or the context otherwise requires, references to the “Combined Company” refer to Zura Bio Limited (formerly JATT Acquisition Corp), a Cayman Islands exempted company, and its consolidated subsidiaries after giving effect to the Business Combination.

The unaudited pro forma condensed combined balance sheet as of September 30, 2022, combines the historical balance sheet of JATT as of September 30, 2022, and the historical balance sheet of Zura as of September 30, 2022, on a pro forma basis as if the Business Combination and the other events contemplated by the Business Combination Agreement had been consummated on September 30, 2022. The unaudited pro forma condensed combined statement of operations for the fiscal year ended March 31, 2022, combines the historical statement of operations of JATT for the period from March 10, 2021 (inception) through December 31, 2021 and the historical statements of operation of Zura for the period from January 18, 2022 (inception) through March 31, 2022 and the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2022, combines the historical statement of operations of JATT for the nine months ended September 30, 2022 and the historical statement of operations of Zura for the period from January 18, 2022 (inception) through March 31, 2022 combined with the six months ended September 30, 2022 on a pro forma basis as if the Business Combination and the other events contemplated by the Business Combination Agreement had been consummated on April 1, 2021, the beginning of the earliest period presented.

The historical statement of operations of Zura for the period from January 18, 2022 (inception) through March 31, 2022, including its most significant transaction, research and development expense — license acquired of $7.5 million, is included the unaudited pro forma condensed combined statement of operations for both the year ended March 31, 2022 and the nine months ended September 30, 2022.

The unaudited pro forma condensed combined financial information and accompanying notes have been derived from and should be read in conjunction with:

•	the historical audited financial statements of JATT as of December 31, 2021 and for the period from March 10, 2021 (inception) through December 31, 2021 and the related notes, which are included in JATT’s Annual Report on Form 10-K filed with the SEC on April 11, 2022 (the “JATT 2021 10-K”) and incorporated by reference;

•	the historical unaudited financial statements of JATT as of September 30, 2022 and the related notes, which are included in JATT’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2022 (the “JATT 2022 10-Q”) and incorporated by reference;

•	the historical audited financial statements of Zura as of March 31, 2022 and for the period from January 18, 2022 (inception) through March 31, 2022 and the related notes included in the proxy statement/prospectus and incorporated by reference;

•	the historical unaudited financial statements of Zura as of September 30, 2022 and for the six months ended September 30, 2022 and the related notes included in the proxy statement/prospectus and incorporated by reference; and

•	other information relating to JATT and Zura included in the proxy statement/prospectus, including the Business Combination Agreement and the description of certain terms thereof.

The unaudited pro forma condensed combined financial information should also be read together with the sections of the JATT 2021 10-K, the JATT 2022 10-Q, the financial statements of Zura as of and for the period ended March 31, 2022, the financial statements of Zura as of and for the six months ended September 30, 2022 and the section of the proxy statement/prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other financial information included elsewhere in the proxy statement/prospectus.

Business Combination Agreement

On June 16, 2022, JATT entered into a Business Combination Agreement, as amended on September 20, 2022, November 14, 2022, and January 13, 2023 (as it may be amended, supplemented or otherwise modified from time to time), by and among JATT, JATT Merger Sub, JATT Merger Sub 2, Holdco (to become a party before Closing, as described below) and Zura.

Pursuant to the Business Combination Agreement, (a) before the closing of the Business Combination, Holdco was established as a new holding company of Zura and became a party to the Business Combination Agreement; and (b) on the Closing, in sequential order: (i) Merger Sub merged with and into Holdco, with Holdco continuing as the surviving company and a wholly owned subsidiary of JATT; (ii) immediately following the Merger, Holdco merged with and into Merger Sub 2, with Merger Sub 2 continuing as the surviving company and a wholly owned subsidiary of JATT; and (iii) JATT changed its name to “Zura Bio Limited”.

In connection with the Business Combination, the cash held in the Trust Account after giving effect to any redemption of shares by JATT’s public shareholders will be used to pay certain fees and expenses in connection with the Business Combination, and for working capital and general corporate purposes.

Business Combination Consideration

Upon the consummation of the Business Combination, (i) each outstanding Holdco ordinary share as of immediately prior to the Effective Time was cancelled in exchange for the right to receive a number of New JATT Class A Ordinary Shares equal to the Exchange Ratio and (ii) each option to purchase Holdco ordinary shares that was then outstanding was converted into the right to receive an option relating to the New JATT Class A Ordinary Shares upon substantially the same terms and conditions as were in effect with respect to such option immediately prior to the Effective Time (each, a “New JATT Option”) except that (y) such New JATT Option relates to that whole number of New JATT Class A Ordinary Shares (rounded to the nearest whole share) equal to the number of Holdco ordinary shares subject to such option, multiplied by the Exchange Ratio, and (z) the exercise price per share for each such New JATT Class A Ordinary Share equals the exercise price per Holdco share of such option in effect immediately prior to the Effective Time, divided by the Exchange Ratio (rounded to the nearest full cent).

The total merger consideration received by securityholders of Holdco at the Closing was the issue of (or grant of options to purchase) New JATT Class A Ordinary Shares with an aggregate value equal to approximately $165 million, comprised of 16,053,700 shares of New JATT Class A Ordinary Shares and 446,300 New JATT Options, each multiplied by the redemption value of $10.

Accounting for the Business Combination

The Business Combination is accounted for as a recapitalization in accordance with GAAP. Under this method of accounting, JATT is treated as the acquired company and Zura is treated as the acquirer for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of the Combined Company represent a continuation of the financial statements of Zura, with the Business Combination treated as the equivalent of Zura issuing stock for the net assets of JATT, accompanied by a recapitalization. The net assets of JATT are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of Zura. Zura has been determined to be the accounting acquirer based on an evaluation of the following facts and circumstances:

•	Zura’s existing shareholders have a majority of the voting power;

•	the Combined Company’s board is expected to consist of seven directors, four of whom can be designated by Zura and two of whom can be designated by JATT;

•	all of Zura’s existing management will continue in their key positions in the management team of the Combined Company; and

•	Zura’s operations prior to the Business Combination comprise the ongoing operations.

Upon the Business Combination, the purchase consideration will be recorded as a credit to shareholders’ equity and a debit to net assets. The purchase consideration amounts to $160.6 million (16,053,700 shares of New JATT Class A Ordinary Shares multiplied by the redemption value of $10 which approximates fair value). The 446,300 New JATT Options will continue to be recorded as stock-based compensation over the remaining pre-combination service period of the options to purchase Holdco ordinary shares, as the fair value of the New JATT Options approximates the fair value of the options to purchase Holdco ordinary shares that will be exchanged for New JATT Options.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of the Combined Company upon consummation of the Business Combination and the other events contemplated by the Business Combination Agreement in accordance with GAAP.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes. The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated, and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. Any cash proceeds remaining after the consummation of the Business Combination and the other events contemplated by the Business Combination Agreement are expected to be used for general corporate purposes. Further, the unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of the Combined Company following the consummation of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of the unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. JATT and Zura have not had any historical relationship prior to the transactions discussed in this Prospectus. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information contained herein reflects JATT shareholders’ approval of the Business Combination on March 17, 2022, that JATT Class A ordinary shareholders holding 13,617,502 shares elected to redeem their shares prior to the Closing (including 1,506,480 at the Closing), the purchase of 1,301,633 JATT Class A ordinary shares by the Backstop Investor, and the issuance of an additional 2,500,000 JATT Class A ordinary shares to the Backstop Investor.

The shares redeemed by JATT Public shareholders are assumed to have been redeemed at approximately $10.17 per share for an aggregate payment of approximately $138.4 million (Includes market appreciation and interest on the marketable securities and/or balances held in the Trust Account), leaving a balance of approximately $63.0 million (including $20.0 million from the PIPE Financing, $30.0 million from the Forward Purchase Agreement and approximately $13.0 million of Redemption Backstop) before subtracting approximately $7.5 million in JATT transaction costs.

The unaudited pro forma condensed combined balance sheet and statement of operations do not include adjustments for the outstanding warrants issued in connection with JATT’s initial public offering, as such securities are not exercisable until 30 days after the Closing.

The following summarizes the pro forma Ordinary Shares issued and outstanding immediately after the Business Combination:

	Shares	%
JATT Public shareholders	182,498	0.6%
JATT shares issued – Lilly license	550,000	1.9%
Redemption Backstop	1,301,633	4.5%
Redemption Backstop Consideration	2,500,000	8.6%
JATT Founders	3,450,000	11.9%
PIPE	2,000,000	6.9%
Forward Purchase Agreement	3,000,000	10.3%
Zura Equityholders	16,053,700	55.3%
Shares outstanding	29,037,831	100.0%

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2022

(Dollars in Thousands)

	September 30,			September 30,	September 30,			September 30,
	2022	Transaction		2022	2022	Transaction		2022	Transaction
		Accounting				Accounting			Accounting
	Zura	Adjustments		Pro Forma	JATT	Adjustments		Pro Forma	Adjustments		Pro Forma
	(Historical)	(Note 2)		Zura	(Historical)	(Note 2)		JATT	(Note 2)		Combined
ASSETS
Current assets
Cash	$3,049	$7,600	(a)	$3,649	$75	$—		$75	$140,283	(f)	$46,096
		(7,000	)(b)						13,016	(q)
									20,000	(h)
									30,000	(i)
									(12,500	)(j)
									(10,000	)(n)
									(138,427	)(p)
Receivable from Zura’s subsidiary Z33	—	—		—	—	4,488	(b)	4,488	(4,488	)(o)	—
Prepaid expenses and other current assets	211	—		211	122	—		122	—		333
Total current assets	3,260	600		3,860	197	4,488		4,685	37,884		46,429
Marketable securities held in Trust Account	—	—		—	140,283	—		140,283	(140,283	)(f)	—
Deferred transaction costs	1,911	—		1,911	—	—		—	(1,911	)(j)	—
Total assets	$5,171	$600		$5,771	$140,480	$4,488		$144,968	$(104,310)		$46,429
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued expenses	$2,196	$—		$2,196	$995	$—		$995	$(1,911	)(j)	$1,280
Accounts payable – related party	—	—		—	49	—		49	—		49
Payable to JATT	—	4,488	(b)	4,488	—	—		—	(4,488	)(o)	—
Note payable, net	—	7,600	(a)	7,600	—	—		—	(7,600	)(n)	—
Note payable – related party	—	—		—	300	—		300	—		300
Total current liabilities	2,196	12,088		14,284	1,344	—		1,344	(13,999)		1,629
Deferred underwriting commissions	—	—		—	4,010	—		4,010	(4,010	)(j)	—
Derivative liabilities	—	—		—	2,050	—		2,050	(1,104	)(m)	946
Total liabilities	2,196	12,088		14,284	7,404	—		7,404	(19,113)		2,575
Commitments and contingencies
Class A ordinary shares subject to possible redemption	—	—		—	140,183	—		140,183	(140,183	)(g)	—
Series A1 – Preferred stock	12,500	—		12,500	—	—		—	—		12,500
Redeemable non-controlling interest	—	4,943	(c)	10,000	—	—		—	—		10,000
		(5,379	)(d)
		10,436	(e)
Stockholders ‘equity (deficit)
Common stock	—	—		—	—	—		—	1	(g)	3
									—	(h)
									—	(i)
									2	(l)
Ordinary shares	—	—		—	—	—		—	—	(l)	—
Class A ordinary shares	—	—		—	—	—		—	—	(l)	—
Class B ordinary shares	—	—		—	—	—		—	—	(l)	—
Additional paid-in capital	321	(321	)(e)	—	—	4,488	(b)	4,488	140,182	(g)	54,764
									13,016	(r)
									20,000	(h)
									30,000	(i)
									(5,000	)(j)
									(10,597	)(k)
									(2	)(l)
									1,104	(m)
									20,400	(r)
									(20,400	)(r)
									(138,427	)(p)
Accumulated deficit	(9,846)	(11,488	)(b)	(31,013)	(7,107)	—		(7,107)	(3,490	)(j)	(33,413)
		(4,943	)(c)						10,597	(k)
		1,797	(d)						(2,400	)(n)
		3,583	(d)
		(10,115	)(e)
Total stockholders’ equity (deficit)	(9,525)	(21,488)		(31,013)	(7,107)	4,488		(2,619)	54,986		21,354
Total liabilities stockholders’ equity (deficit)	$5,171	$600		$5,771	$140,480	$4,488		$144,968	$(104,310)		$46,429

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE PERIOD ENDED MARCH 31, 2022

(Dollars In Thousands, Except Share and Per Share Amounts)

	For the Period			For the Period	For the Period			For the Period
	from			from	from March 10,			from January
	January 18, 2022			January 18, 2022	2021 (Inception)			18, 2022
	(Inception)			(Inception)	through			(Inception)
	through			through	December 31,			through
	March 31, 2022	Transaction		March 31, 2022	2021	Transaction		March 31, 2022
		Accounting				Accounting
	Zura	Adjustments		Pro Forma	JATT	Adjustments		Pro Forma
	(Historical)	(Note 2)		Zura	(Historical)	(Note 2)		Combined
Expenses
General and administrative	$319	$—		$319	$720	$3,490	(dd)	$4,529
Research and development - license acquired	7,500	16,431	(aa)	23,931	—	—		23,931
General and administrative - related party	—	—		—	168	—		168
Total expenses	7,819	16,431		24,250	888	3,490		28,628

Operating loss	(7,819)	(16,431)		(24,250)	(888)	(3,490)		(28,628)
Other income (expense)
Loss upon issuance of private placement warrants	—	—		—	(1,773)	—		(1,773)
Offering costs associated with derivative warrant liabilities	—	—		—	(747)	—		(747)
Change in fair value of derivative warrant liabilities	—	—		—	10,238	(5,451)	(ee)	4,787
Investment income on Trust Account	—	—		—	19	(19)	(ff)	—
Change in fair value of note payable		(2,400)	(bb)	(2,400)	—	—		(2,400)
Total other income (expense)	—	(2,400)		(2,400)	7,737	(5,470)		(133)
Net loss before non-controlling interest	(7,819)	(18,831)		(26,650)	6,849	(8,960)		(28,761)
Non-controlling interest	—	1,797		1,797	—	—		1,797
Net loss	$(7,819)	$(17,034)		$(24,853)	$6,849	$(8,960)		$(26,964)
Adjustment to Zura subsidiary's preferred stock to redemption value	—	(6,854)	(cc)	(6,854)	—	—		(6,854)
Net loss attributable to common stockholders	$(7,819)	$(23,888)		$(31,707)	$6,849	$(8,960)		$(33,818)

Weighted average Class A ordinary shares outstanding, basic and diluted					7,834,343
Basic net income (loss) per Class A ordinary share					$0.62
Diluted net income (loss) per Class A ordinary share					$0.61
Weighted average Class B ordinary shares outstanding, basic					3,130,303
Weighted average Class B ordinary shares outstanding, diluted					3,310,606
Basic net income per Class B ordinary share					$0.62
Diluted net income per Class B ordinary share					$0.61

Basic and diluted net loss per ordinary share	$(7,818,712)
Basic and diluted weighted average ordinary shares outstanding	1

Basic and diluted net loss per common share								$(1.16)
Basic and diluted weighted average common shares outstanding								29,037,831

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2022

	Nine Months	Nine Months			Nine Months
	Ended	Ended			Ended
	September 30,	September 30,	Transaction		September 30,
	2022	2022	Accounting		2022
	Zura	JATT	Adjustments		Pro Forma
	(Historical)	(Historical)	(Note 2)		Combined
Expenses
General and administrative	$1,814	$1,688	$—	(dd)	$3,502
Research and development - license acquired	7,500	—	—		7,500
Research and development	500	—	—		500
General and administrative - related party	—	340	—		340
Total expenses	9,814	2,028	—		11,842
Operating loss	(9,814)	(2,028)	—		(11,842)
Other income (expense)
Other	(32)	—	—		(32)
Offering costs associated with derivative warrant liabilities	—	—	—		—
Change in fair value of derivative warrant liabilities	—	4,020	(2,070)	(ee)	1,950
Investment income on Trust Account	—	885	(885)	(ff)	—
Total other income (expense)	(32)	4,905	(2,955)		1,918
Net loss	$(9,846)	$2,877	$(2,955)		$(9,924)

Weighted average Class A ordinary shares outstanding, basic and diluted		13,800,000
Basic and diluted net income (loss) per Class A ordinary share		$0.17
Weighted average Class B ordinary shares outstanding, basic and diluted		3,450,000
Basic and diluted net income per Class B ordinary share		$0.17

Basic and diluted net loss per ordinary share	$(6,205.28)
Basic and diluted weighted average ordinary shares outstanding	1,587

Basic and diluted net loss per common share					$(0.34)
Basic and diluted weighted average common shares outstanding					29,037,831

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.	Basis of Presentation

The Business Combination was accounted for as a recapitalization in accordance with GAAP. Under this method of accounting, JATT was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of the Combined Company represent a continuation of the financial statements of Zura, and the Business Combination was treated as the equivalent of Zura issuing stock for the net assets of JATT, accompanied by a recapitalization. The net assets of JATT are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of Zura.

The unaudited pro forma condensed combined balance sheet as of September 30, 2022, gives pro forma effect to the Business Combination and other events contemplated by the Business Combination Agreement as if they had been consummated on September 30, 2022. The unaudited pro forma condensed combined statement of operations for the year ended March 31, 2022 and the pro forma condensed combined statement of operations for the nine months ended September 30, 2022, give pro forma effect to the Business Combination and the other events contemplated by the Business Combination Agreement as if they had been consummated on April 1, 2021.

The unaudited pro forma condensed combined financial information and accompanying notes have been derived from and should be read in conjunction with:

•	the historical audited financial statements of JATT as of December 31, 2021 and for the period from March 10, 2021 (inception) through December 31, 2021 and the related notes, which are included in JATT’s Annual Report on Form 10-K filed with the SEC on April 11, 2022 (the “JATT 2021 10-K”), which are included elsewhere in this Prospectus;

•	the financial statements of JATT as of September 30, 2022 and the related notes, which are included in JATT’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2022 (the “JATT 2022 10-Q”), which are included elsewhere in this Prospectus;

•	the historical audited financial statements of Zura as of and for the period from January 18, 2022 (inception) through March 31, 2022 and the related notes, which are included elsewhere in this Prospectus;

•	the historical unaudited financial statements of Zura as of and for the six months ended September 30, 2022 and the related notes, which are included elsewhere in this Prospectus; and

•	other information relating to JATT and Zura contained in this Prospectus, including the Business Combination Agreement and the description of certain terms thereof.

The unaudited pro forma condensed combined financial information should also be read together with the sections of the JATT 2021 10-K, the JATT 2022 10-Q, the financial statements of Zura as of and for the period ended March 31, 2022, the financial statements of Zura as of and for the six months ended September 30, 2022 and the section of this Prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other financial information included elsewhere in this Prospectus.

Zura management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information available and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in these notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. The unaudited pro forma condensed combined financial information does not reflect the income tax effects of the pro forma adjustments as based on the statutory rate in effect for the historical periods presented, as management believes income tax adjustments to not be meaningful given the combined entity incurred significant losses during the historical periods presented. Zura management considers this basis of presentation to be reasonable under the circumstances.

One-time direct and incremental transaction costs anticipated to be incurred prior to, or concurrent with, the closing of the Business Combination are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to Zura’s additional paid-in capital and are assumed to be cash settled.

2.     Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2022, are as follows:

Pro Forma Zura Only

(a)	Reflects the issuance of a $8.0 million promissory note with a $0.4 million original issue discount and 9% interest.

(b)	Reflects the $7.0 million cash and $4.5 million (550,000 shares @ $8.16 per share) in JATT Class A Ordinary shares (that will convert to JATT commons shares) for the upfront payment on a compound license. Also, reflects the Zura subsidiary Z33’s payable to JATT and the JATT receivable from Zura’s subsidiary Z33 related to the JATT Class A Ordinary shares (that will convert to JATT commons shares) (see tickmark (o)).

(c)	Reflects Zura’s subsidiary Z33’s issuance of 4,900,222 shares of Series Seed Preferred stock. Half with an embedded derivative valued at $4.6 million and half without an embedded derivative valued at $0.3 million.

(d)	Reflects the 10.94% non-controlling interest in Zura’s subsidiary Z33.

(e)	Reflects the adjustment of Zura’s subsidiary Z33’s Series Seed Preferred stock to redemption value.

Pro Forma Combined

(f)	Reflects the liquidation and reclassification of cash and investments held in the Trust Account (as defined in this proxy statement) that became available for general corporate use following the Business Combination.

(g)	Reflects the transfer of JATT’s Class A Ordinary Shares subject to possible redemptions as of September 30, 2022 to permanent equity.

(h)	Represents the PIPE Financing issuance of 2,000,000 ordinary shares at $10 per share generating gross proceeds of $20.0 million.

(i)	Represents the Forward Purchase Agreement issuance of 3,000,000 ordinary shares at $10 per share generating gross proceeds of $30.0 million.

(j)	Represents preliminary estimated transaction costs to be incurred by Zura and JATT of $5.0 million and $7.5 million, respectively, for legal, financial advisory and other professional fees. The JATT estimated transaction costs includes $4.0 million of deferred underwriting commissions.

For the Zura transaction costs:

•	$5.0 million was reflected as a reduction of cash and additional paid in capital and $1.9 million was reflected as a reduction in deferred transaction costs and accounts payable and accrued expenses.

For the JATT transaction costs:

•	$7.5 million was reflected as a reduction of cash, over $4.0 million as a reduction in deferred underwriting commissions and almost $3.5 million reduction in retained earnings.

•	The amount of total estimated JATT transaction costs recognized by JATT through September 30, 2022 was not material. The costs expensed through retained earnings are included in the unaudited pro forma condensed combined statement of operations for the period ended September 30, 2022.

(k)	Reflects the elimination of JATT’s retained earnings of $10.6 million to additional paid-in capital.

(l)	Reflects the recapitalization of equity as a result of the Business Combination.

(m)	Reflects the reclassification of the public warrants’ derivative warrant liability of $1.1 million to equity. JATT’s public warrants are expected to be equity classified upon consummation of the Business Combination.

	Public	Private	Total
IPO, fair value	$8,625,000	$7,683,000	$16,308,000
Change in fair value	$(5,451,000)	$(4,787,000)	$(10,238,000)
December 31, 2021, fair value	$3,174,000	$2,896,000	$6,070,000
Change in fair value	$(2,070,000)	$(1,950,400)	$(4,020,400)
September 30, 2022, fair value	$1,104,000	$945,600	$2,049,600

(n)	Reflects the repayment of the $8.0 million face amount of the promissory note, the amortization of the $0.4 million original issue discount upon the Business Combination, and the payment of an additional $2.0 million triggered by an event of default. Interest expense for the note is not reflected as the note is assumed to be repaid as of September 30, 2022 (upon the Business Combination).

(o)	Reflects the payment of the Zura payable to JATT and the receipt of the JATT receivable from Zura.

(p)	Reflects the redemption of 13,617,502 of JATT Class A Ordinary Shares prior to the Closing at a redemption price of approximately $10.17 per share totaling approximately $138.4 million (includes interest on the marketable securities and/or balances held in the Trust).

(q)	Reflects the Redemption Backstop of 1,301,633 JATT Class A Ordinary Shares at a price of $10.00 per share, totaling approximately $13.0 million.

(r)	Reflects the issuance of an additional 2,500,000 JATT Class A Ordinary Shares to the Redemption Backstop investors at fair value as of the Closing.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The transaction accounting adjustments included in the unaudited pro forma condensed combined statement of operations for the periods ended March 31, 2022 and September 30, 2022 are as follows:

Pro Forma Zura Only

(aa)	Reflects $16.4 million in payments for a compound license. The payments include $7.0 million in cash, $4.5 million in JATT Class A Ordinary Shares (that will convert to JATT common shares), calculated as 550,000 shares at a price of $8.16 per share, and a $4.9 million finder’s fee delivered through the issuance of 4,900,222 shares of Series Seed Preferred Shares by Z33, Zura’s consolidated subsidiary. Half of the Series Seed Preferred Shares that include an embedded derivative are valued at $4.6 million and the other half of the Series Seed Preferred Shares without an embedded derivative are valued at $0.3 million. The finder’s fee is included as a cost to acquire the compound license.

(bb)	Reflects the amortization of the original issue discount of $0.4 million on the $8.0 million promissory note as well as the payment of an additional $2.0 million triggered by an event of default.

Pro Forma Combined

(cc)	Reflects the adjustment of Z33’s, Zura’s consolidated subsidiary’s preferred stock to redemption value.

(dd)	Reflects an adjustment for the transaction costs as if the Business Combination had been consummated on April 1, 2021.

(ee)	Reflects the reclassification of the $1.1 million in public warrants to permanent equity as of April 1, 2021 and eliminates the fair value change of these public warrants historically recorded on the statement of operations.

(ff)	Reflects an adjustment to eliminate investment income related to the JATT Trust Account.

3.     Loss per Share

Represents the net loss per share calculated using the historical weighted average shares of Zura Ordinary Shares outstanding, and the issuance of additional shares in connection with the Business Combination and other related events, assuming the shares were outstanding since April 1, 2021. As the Business Combination and other related events are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable in connection with the Business Combination have been outstanding for the entire period presented. No unexercised stock options and warrants were included in the earnings per share calculation as they would be anti-dilutive.

Nine Months Ended September 30, 2022
Pro forma net loss	$(9,924,000)
Pro forma weighted average shares outstanding - basic and diluted	29,037,831
Net loss per share - basic and diluted	$(0.34)

Period Ended March 31, 2022
Pro forma net loss attributable to common stockholders	$(33,818,000)
Pro forma weighted average shares outstanding - basic and diluted	29,037,831
Net loss per share - basic and diluted	$(1.16)

Pro Forma Weighted Average Shares
JATT Public Shareholders	182,498
JATT shares issued - Lilly license	550,000
Redemption Backstop	1,301,633
Redemption Backstop Consideration	2,500,000
JATT Founders	3,450,000
PIPE	2,000,000
Forward Purchase Agreement	3,000,000
Zura Equityholders	16,053,700
Pro forma weighted average shares outstanding, basic and diluted	29,037,831

JATT had an aggregate of 12,810,000 warrants outstanding which had no intrinsic value and were anti-dilutive. Additionally, Zura had stock options on 3,547 and -0- shares as of September 30, 2022 and December 31, 2021, respectively, which had no intrinsic value and were anti-dilutive.